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                                                                  EXHIBIT 99.4.2

August 29, 1996

John Willis
President
Raytheon Aircraft Services, Inc.

P.O. Box 2966
Wichita, Kansas 67201

Reference:       Asset Purchase Agreement (the "Purchase Agreement") made as of
                 April 8, 1996, as amended, between Mercury Air Group, Inc., a
                 New York corporation ("Mercury"), and Raytheon Aircraft
                 Services, Inc., a Kansas corporation ("RAS")

Dear John:

         This letter reflects the understanding of the parties with respect to that certain Negotiable Promissory Note dated June 21, 1996 in the principal amount of Four Million Six Hundred Fifty Thousand Dollars ($4,650,000) made by Mercury in favor of RAS (the "Note"), as follows:

1. All capitalized terms used herein without definition shall have the meanings assigned to such terms in the Note.

2.       The Commencement Date under the Note shall be August 29, 1996.

3. Effective as of the Commencement Date, the parties have agreed to credit $750,000 toward payment of the principal due under the Note, making the Principal Sum due under the Note $3,900,000, rather than the $4,650,000, as stated in the Note.

4. The parties intend that the Note shall be reamortized based on the new Principal Sum and that the quarterly payments shall accordingly be recalculated.

5. A copy of this letter agreement shall be attached to the Note and the first page and signature page of the Note shall each be legended, as follows:

         "This Promissory Note is subject to the terms of a letter agreement dated August 29, 1996 between Mercury Air Group, Inc. and Raytheon Aircraft Services, Inc."

6. The parties have agreed that the defaults specified in Sections 7(i) and (j) and any corresponding default provisions contained in the Security Agreements shall not apply with respect to failure to pay amounts due the lessor of or declaration of defaults by the lessor of the leasehold property located at Bedford, Massachusetts.





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7.       The terms of this letter agreement are binding upon Mercury, RAS and any subsequent holder of the Note.

         If you are in agreement with the foregoing, please return three originally executed copies of this letter agreement.

Very truly yours,


/s/ Randolph E. Ajer
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Randolph E. Ajer
Executive Vice President
Mercury Air Group, Inc.

Agreed and Accepted:

RAYTHEON AIRCRAFT SERVICES, INC.

By:      John C. Willis
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Its:     President
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